Exhibit 23

Auditor’s Consent Letter

M&K CPAS, PLLC
4100 North Sam Houston Parkway W
Suite 200B
Houston, TX 77086

Tel: 832-242-9950
Fax: 832-242-9956

June 27, 2013

United States Securities and Exchange Commission
Division of Corporation Finance

Dear Sir/Madam,

RE: Green Hygienics Holdings, Inc., Form 8-K/A Filed June 26, 2013 File No. 000-54338

We have read the statements made by the Company under Item 4.02 of the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 27, 2013 regarding the non-reliance on the Company’s previously issued financial statements as of the period ended January 31, 2013. We have no disagreement with the statements.

Very truly yours,

/s/ M&K CPAS, PLLC